Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(172,990,260)
Unrealized Gain (Loss) on Market Value of Futures	(17,888,940)
Dividend Income	285,649
Interest Income	1,070,306
ETF Transaction Fees	25,000
Total Income (Loss)	$(189,498,245)

Expenses
General Partner Management Fees	$1,070,065
Professional Fees	209,143
Brokerage Commissions	350,987
Non-interested Directors' Fees and Expenses	18,356
Prepaid Insurance Expense	10,567
NYMEX License Fee	35,669
SEC & FINRA Registration Expense	29,592
Total Expenses	$1,724,379
Net Income (Loss)	$(191,222,624)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/17	$2,826,507,891
Additions (62,400,000 Shares)	640,894,786
Withdrawals (26,600,000 Shares)	(275,615,363)
Net Income (Loss)	(191,222,624)

Net Asset Value End of Month	$3,000,564,690
Net Asset Value Per Share (282,500,000 Shares)	$10.62

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612